  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1996.

                                                      REGISTRATION NO. 333-5696
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ELMWOOD FUNDING LIMITED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CAYMAN ISLANDS                                  N/A
   (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

                                 P.O. BOX 1984
                              ELIZABETHAN SQUARE
                                  GEORGE TOWN
                                 GRAND CAYMAN
                              BRITISH WEST INDIES
                                (809) 949-8244
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                CITIBANK, N.A.
                                399 PARK AVENUE
                                  11TH FLOOR
                           NEW YORK, NEW YORK 10043
                       ATTENTION: DONALD A. BENDERNAGEL
                                (212) 559-0985
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                   COPY TO:

     DONALD A. BENDERNAGEL, ESQ.                  BRIAN D. RANCE, ESQ.
      CITICORP SECURITIES, INC.              MILBANK, TWEED, HADLEY & MCCLOY
           399 PARK AVENUE                       1 CHASE MANHATTAN PLAZA
             11TH FLOOR                         NEW YORK, NEW YORK 10005
      NEW YORK, NEW YORK 10043

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
                                       PROPOSED MAXIMUM PROPOSED MAXIMUM   AMOUNT OF
  TITLE OF SECURITIES     AMOUNT BEING  OFFERING PRICE      AGGREGATE     REGISTRATION
    BEING REGISTERED       REGISTERED    PER UNIT(1)    OFFERING PRICE(1)     FEE
--------------------------------------------------------------------------------------
Debt-Backed Pass-Through
 Trust Certificates.....   $1,000,000        100%          $1,000,000       $344.83
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        CROSS-REFERENCE SHEET FURNISHED
                            PURSUANT TO RULE 404(A)

    ITEMS AND CAPTION IN FORM S-3              HEADING IN PROSPECTUS
    -----------------------------              ---------------------
  1. Forepart of the Registration
     Statement Outside Front Cover     Forepart of Registration Statement and
     Page of Prospectus.............   Outside Front Cover Page of Prospectus
  2. Inside Front and Outside Back
     Cover Pages of Prospectus......   Inside Front Page of Prospectus
  3. Summary Information, Risk
     Factors and Ratio of Earnings     Summary of Terms; Risk Factors;
     to Fixed Charges...............   Maturity and Yield Considerations.
  4. Use of Proceeds................   Use of Proceeds
  5. Determination of Offering
     Price..........................                     *
  6. Dilution.......................                     *
  7. Selling Security Holders.......                     *
  8. Plan of Distribution...........   Plan of Distribution
  9. Description of Securities to be
     Registered.....................   Description of Certificates
 10. Interests of Named Experts and
     Counsel........................   Legal Opinions
 11. Material Changes...............                     *
 12. Incorporation of Certain          Incorporation of Certain Documents by
     Information by Reference.......   Reference
 13. Disclosure of Commission
     Position on Indemnification for
     Securities Act Liabilities.....                     *

--------
* Answer negative or item inapplicable.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PRELIMINARY PROSPECTUS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TRUST CERTIFICATES
(ISSUABLE IN SERIES)

ELMWOOD FUNDING LIMITED
(A COMPANY INCORPORATED WITH LIMITED LIABILITY
IN THE CAYMAN ISLANDS ON SEPTEMBER 17, 1996)

DEPOSITOR

The Trust Certificates (the "Certificates") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series"), denominated in dollars or in one or more foreign or composite currencies, which may include the European Currency Unit ("ECU"). Certificates of each respective Series will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium, if any, and any interest to be distributed in respect of Certificates may be payable in United States dollars or in one or more foreign or composite currencies. Each Series of Certificates may be issuable as individual securities in registered form without coupons ("Registered Certificates") or in bearer form with or without coupons attached ("Bearer Certificates") or as one or more global securities in registered or bearer form (each a "Global Security").

Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"), to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Elmwood Funding Limited, a company incorporated with limited liability in the Cayman Islands on September 17, 1996 (the "Depositor"), pursuant to a Trust Agreement and a series supplement thereto with respect to any given Series (collectively, the "Trust Agreement") among the Depositor, the administrative agent, if any (the "Administrative Agent") and the trustee (the "Trustee") named in the related Prospectus Supplement. The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor), and will not be acquired from the issuer thereof as part of any distribution by or pursuant to any agreement with such issuer. The Underlying Securities discussed herein and in the related Prospectus Supplement represent the obligation of one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any State, which are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and which, in accordance therewith, file reports and other information with the Securities Exchange Commission. See "Description of Certificates".

Except as otherwise provided herein and in the applicable Prospectus Supplement, the Depositor's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is named in the applicable Prospectus Supplement, with respect to a Series of Certificates will perform its contractual administrative obligations to the extent provided in the related Prospectus Supplement.

The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor the Deposited Assets (unless otherwise specified in such Prospectus Supplement) will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Administrative Agent or their respective affiliates.

Application will be made to list each Series of Certificates on the New York Stock Exchange. At the time of issue, each Series of Certificates offered hereby will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH HEREIN UNDER "RISK FACTORS," BEGINNING ON PAGE 4.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Certificates may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

                                  ----------

                           CITICORP SECURITIES, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Subject to Completion, dated September 30, 1996

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount, (b) the currency or currencies in which the principal (the "Specified Principal Currency"), premium, if any (the "Specified Premium Currency"), and any interest (the "Specified Interest Currency") are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the "Specified Currency"),
(c) certain information concerning the type, characteristics and specifications of the Deposited Assets, (d) the name of the Trustee and the Administrative Agent, if any, for such Series, (e) the Pass Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof, (f) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium (if any) and/or principal, (g) the date of issue, (h) the scheduled final Distribution Date, if applicable,
(i) the offering price, and (j) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series. See "Description of Certificates--General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                             AVAILABLE INFORMATION

  The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

  The Depositor will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission. Reports and other information concerning the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Certificateholders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Elmwood Funding Limited, c/o Deutsche Morgan Grenfell (Cayman) Limited, P.O. Box 1984, Elizabethan Square, George Town, Grand

Cayman, British West Indies, Attention: Darren Riley. Telephone requests for such copies should be directed to Elmwood Funding Limited, c/o Deutsche Morgan Grenfell (Cayman) Limited at 809-949-8244.

                         REPORTS TO CERTIFICATEHOLDERS

  Except as otherwise specified in the applicable Prospectus Supplement, unless and until definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. See "Description of Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                        IMPORTANT CURRENCY INFORMATION

  Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States (except in certain limited circumstances). However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Citicorp Securities, Inc. (the "Offering Agent") will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice (or in accordance with the regular foreign exchange practice of an affiliated foreign exchange dealer selected by the Offering Agent). All costs of exchange will be borne by the purchaser.

  References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

                                 RISK FACTORS

  Limited Liquidity. There will be no market for any Series of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide
Certificateholders with liquidity of investment or will continue for the life of such Certificates.

  Certain Legal Aspects. The applicable Prospectus Supplement may set forth certain legal considerations that are applicable to a specific Series of Certificates being offered in connection with that Prospectus Supplement or the assets assigned and delivered to the related Trust.

  Limited Obligations and Interest. The Certificates will not represent a recourse obligation of or interest in the Depositor or any of its affiliates. Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, the Offering Agent, any person or entity affiliated with the Depositor or the Offering Agent, or any other person or entity. The obligations, if any, of the Depositor with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties with respect to an Underlying Security, and recourse with respect to the satisfaction of any such obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the Depositor may have against the seller of such Underlying Security to the Depositor. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Depositor were required to repurchase an Underlying Security with respect to which the Depositor has breached a representation or warranty, its only source of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Underlying Security to the Depositor.

  Limited Assets. The only material assets of any Trust will be the Deposited Assets corresponding to the related Series of Certificates being offered. The Certificates do not represent obligations of the Depositor, the Offering Agent, any Administrative Agent or any of their affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, any Administrative Agent, any of their affiliates or any other person or entity. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets. See "Description of Deposited Assets and Credit Support".

  Maturity and Redemption Considerations. The timing of distributions of interest, premium (if any) and principal of any Series of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment or extension of maturity with respect to the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar insolvency proceeding with respect to an Underlying Securities Issuer). Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will describe the material terms of any calls, puts or other redemption options, any extension of maturity provisions and certain other material terms applicable to such Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations".

  Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the Certificates and the tax treatment of the Trust will depend on the specific terms of the Certificates, the Trust and the Deposited Assets. See the description under "Certain Federal Income Tax Considerations" in the related Prospectus Supplement.

  Ratings of the Certificates. At the time of issue, the Certificates of any given Series offered hereby will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series of Certificates is based primarily on the related Deposited Assets. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant.

  Global Securities. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depository (as defined below) and will not be issued as individual definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual definitive Certificates of a particular Series are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depository and its respective participants and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depository's system, or otherwise to act with respect to such Certificate, may be limited. See "Description of Certificates--Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related Prospectus Supplement.

  Currency Risks. The Certificates of any given Series may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. This Prospectus does not describe all the risks of an investment in such Certificates, and the Depositor disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers of such Certificates should consult their own financial and legal advisors as to the risks entailed by an investment in such Certificates denominated in a currency other than U.S. dollars. Such Certificates are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions. See "Currency Risks".

  Passive Nature of the Trust. The Trustee with respect to any Series of Certificates will hold the Deposited Assets for the benefit of the Certificateholders. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets. Under certain circumstances, the holders of the Certificates may direct the Trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

  The Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series.

                                 THE DEPOSITOR

  The Depositor was incorporated in the Cayman Islands on September 17, 1996. The registered office of the Depositor is P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies. The principal business office of the Depositor is at P.O. Box 1984, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies.

  The Memorandum and Articles of Association of the Depositor provide that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates. Formation of a grantor trust will not relieve the Depositor of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the Trust Agreement, the Depositor may not issue any securities which would result in the lowering of the then current ratings of the outstanding Certificates of any Series.

                                USE OF PROCEEDS

  Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each Series of Certificates (whether or not offered hereby) will be used by the Depositor to purchase the related Deposited Assets. Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes.

                            FORMATION OF THE TRUST

  The Depositor will assign and deliver the Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series. See "Description of the Trust Agreement--Assignment of Deposited Assets". The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the "Administration Fee") as specified in the Prospectus Supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses". The Trustee or an Administrative Agent, if applicable, will take such steps as may be necessary to ensure that, to the extent the assignment of the Deposited Assets to the Trust by the Depositor could be treated under applicable law as a financing as opposed to an absolute sale, the Trust will have a first priority perfected security interest (or its equivalent) in the Deposited Assets as against other creditors of the Depositor.

  Unless otherwise stated in the Prospectus Supplement, the Depositor's assignment of the Deposited Assets to the Trustee will be without recourse to the Depositor (except as to certain limited representations and warranties). To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement.

  Unless otherwise provided in the related Prospectus Supplement, each Trust will consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Excluded Interest") retained or acquired by the Depositor, or any previous owner thereof or any other person or entity, as from time to time are specified in the Trust Agreement; (ii) such assets as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; and (iv) the rights under the agreement or agreements pursuant to which the Trustee has acquired such Deposited Assets.

                       MATURITY AND YIELD CONSIDERATIONS

  Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to the foregoing will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related Series of Certificates.

  The effective yield to holders of the Certificates of any Series may be affected by certain aspects of the Deposited Assets. With respect to any Series of Certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities, or by the exercise of such call option, prior to the stated maturity thereof. A variety of tax, accounting, economic and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of the Underlying Security Issuer or otherwise, or callable at the option of a third party, will be repaid or called prior to its stated maturity.

  Unless otherwise specified in the related Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain Underlying Security Events of Default (as defined below). The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities (as defined below) by the holders thereof. See "Description of the Deposited Assets--Underlying Securities Indenture". If an Underlying Securities Issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect an Underlying Securities Issuer's ability to satisfy its obligations under the Underlying Securities, including the Underlying Securities Issuer's operating and financial condition, capital structure and social, geographic, legal and economic factors.

  The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

  The yield to maturity of any Series of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate for such Series is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

  The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series and the related Deposited Assets, including the applicable Underlying Securities.

                          DESCRIPTION OF CERTIFICATES

  Each Series of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Depositor, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets and related Trust. The following summaries describe certain provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any provision of the Trust Agreement that materially differs from the description thereof contained in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

  A copy of the applicable series supplement to the Trust Agreement relating to each Series of Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K to be filed with the Commission following the issuance of such Series.

GENERAL

  There is no limit on the amount of Certificates that may be issued under the Trust Agreement (Section 5.01). Each Series of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement.

  Reference is made to the related Prospectus Supplement for a description of the following terms of the Series of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered:

    (i) the title of such Certificates;

    (ii) the Series of such Certificates;

    (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets, certain information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

    (iv) the dates on which or periods during which such Series of Certificates may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series will be distributable;

    (v) whether the Certificates of such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such Series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series will be distributable and the related Record Dates, if any;

    (vi) the option, if any, of any specified Certificateholder of such Series to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or of the Depositor or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

    (vii) the rating of each Series offered hereby;

    (viii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series will be issuable;

    (ix) whether the Certificates of such Series are to be issued as Registered Certificates or Bearer Certificates or both and, if Bearer Certificates are to be issued, whether coupons ("Coupons") will be attached thereto; whether Bearer Certificates of such Series may be exchanged for Registered Certificates of such Series and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

    (x) whether the Certificates of such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depository (as defined below), if other than The Depository Trust Company, for such Global Security or Securities;

    (xi) if a temporary Certificate is to be issued with respect to such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a permanent Certificate of such Series will be credited to the account of the persons entitled thereto on such Distribution Date;

    (xii) if a temporary Global Security is to be issued with respect to such Series, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined below) of such Series and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series;

    (xiii) if other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series for purposes of denominations and distributions on such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series are to be distributed pursuant to such election;

    (xiv) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series required with respect to certain actions by the Depositor or the applicable Administrative Agent, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and

    (xv) any other terms of such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

  Unless otherwise indicated in the applicable Prospectus Supplement, Certificates of each Series will be issued only as Registered Certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of Registered Certificates of a given Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement.

  The United States Federal income tax consequences and ERISA consequences relating to any Series of Certificates will be described in the applicable Prospectus Supplement. In addition, any special considerations, the specific terms and other information with respect to the issuance of any Series of Bearer Certificates or Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Depositor, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for the relevant Series of Certificates (the "Exchange Rate Agent").

  Unless otherwise provided in the applicable Prospectus Supplement, Registered Certificates may be transferred or exchanged for like Certificates of the same Series at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). Bearer Certificates will be transferable by delivery. Provisions with respect to the exchange of Bearer Certificates will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, Registered Certificates may not be exchanged for Bearer Certificates. The Depositor may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held, resold or surrendered to the Trustee for cancellation of such Certificates.

DISTRIBUTIONS

  Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement, and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). If the Specified Currency for a given Series is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Certificate of such Series to U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than 15 calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than 15 calendar days prior to the applicable Distribution Date.

  Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Registered Certificate of a given Series having a Specified Currency other than U.S. dollars, the amount of any U.S dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor's control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below. The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

  Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York or (in the case of Bearer Certificates) at the principal London office of the applicable Trustee; provided that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above (Sections 4.01 and 9.01). Except as otherwise provided in the applicable Prospectus Supplement, no distribution on a Bearer Certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the Certificateholder thereof in the United States.

  Unless otherwise specified in the applicable Prospectus Supplement, distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depository); provided that, in the case of a Series of Registered Certificates issued between a Record Date (as defined below) and the related Distribution Dates, interest for the period beginning on the issue date for such Series and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than 15 calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

  Except as otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

INTEREST ON THE CERTIFICATES

  Fixed Rate Certificates. Each Series of Certificates with a fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance, from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment, except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

  Floating Rate Certificates. Each Series of Certificates with a variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance, from its Original Issue Date to the first Interest Reset Date (as defined below) for such Series at the Initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the Pass-Through Rate on such Series for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) LIBOR (a "LIBOR Certificate"),
(ii) the Commercial Paper Rate (a "Commercial Paper Rate Certificate"), (iii) the Treasury Rate (a "Treasury Rate Certificate"), (iv) the Federal Funds Rate (a "Federal Funds Rate Certificate"), (v) the CD Rate (a "CD Rate Certificate") or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The "Index Maturity" for any Series of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York. Interest will be payable only from cash received by the Trustee from the Deposited Assets or other assets deposited in the Trust and available for application to such payment, notwithstanding the accrual of interest on the Certificate Principal Balance at a higher rate.

  As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any Series of Floating Rate Certificates, the Pass-Through Rate applicable to any Series of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

  The Depositor will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each Series of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series.

  The Pass-Through Rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period", and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series will be specified in the applicable Prospectus Supplement; provided that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Series of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, as specified in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

  With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

  Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest

1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

  Interest on any Series of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

  Upon the request of the holder of any Floating Rate Certificate of a given Series, the Calculation Agent for such Series will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

  (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

  The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

  (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper

Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

  Money Market Yield = D X 360 X 100
                    360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

  The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

  (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

  The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

  (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

    (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace that page on that service for the purpose of displaying London interbank offered rates of major banks).

    (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with their offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

  If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

  (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificate-Treasury bills auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
Rate).

  The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

  The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

PRINCIPAL OF THE CERTIFICATES

  Unless the related Prospectus Supplement provides otherwise, each Certificate will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flows on the Deposited Assets and other assets included in the related Trust. Unless otherwise specified in the related Prospectus Supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate until the aggregate Certificate Principal Balance has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series will be specified in the related Prospectus Supplement. Distributions of principal in respect of any Series of Certificates will be made on a pro rata basis among all the Certificates of such Series.

FOREIGN CURRENCY CERTIFICATES

  If the specified currency of any Certificate is not U.S. dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be set forth in the related Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Certificates.

OPTIONAL EXCHANGE

  If a (or a specified) holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an "Exchangeable Series". The terms upon which a (or a specified) holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

    (a) a requirement that the exchanging holder tender to the Trustee all Certificates within such Exchangeable Series;

    (b) a minimum Certificate Principal Balance with respect to each Certificate being tendered for exchange;

    (c) a requirement that the Certificate Principal Balance of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

    (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

    (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any assets (other than non-Underlying Securities) deposited in the applicable Trust; and

    (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

  Unless otherwise specified in the related Prospectus Supplement, in order for a Certificate of a given Exchangeable Series to be exchanged by the applicable Certificateholder, the trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depository (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registration Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the holder of such exchanged Certificate).

  Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depository's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depository's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depository of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depository.

  Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

GLOBAL SECURITIES

  Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the "Depository"), and registered in the name of a nominee of the Depository. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to Certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor (Sections 5.02 and 5.04).

  The Depository Trust Company has advised the Depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depository ("participants") in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depository's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own such Depository. Access to such Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

  Upon the issuance of a Global Security, the Depository for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons or entities that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Global Security or by participants or persons or entities that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

  So long as the Depository for a Global Security, or its nominee, is the owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholders thereof under the Trust Agreement governing such Certificates. Because the Depository can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depository's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

  Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depository or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Depositor, the Administrative Agent, if any, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  The Depositor expects that the Depository for Certificates of a given Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

  If the Depository for Certificates of a given Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within 90 days, the Depositor will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates of a given Series represented by one or more Global Securities and, in such event, will issue Definitive Certificates of such Series in exchange for the Global Security or Securities representing such Certificates. Further, if the Depositor so specifies with respect to the Certificates of a given Series, an owner of a beneficial interest in a Global Security representing Certificates of such Series may, on terms acceptable to the Depositor and the Depository for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Series represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Series are issuable as Registered Certificates). Individual Definitive Certificates of such Series so issued will be issued (a) as Registered Certificates in denominations, unless otherwise specified by the Depositor, of $1,000 and integral multiples thereof if the Certificates of such Series are issuable as Registered

Certificates, (b) as Bearer Certificates in the denomination or denominations specified by the Depositor if the Certificates of such Series are issuable as Bearer Certificates or (c) as either Registered or Bearer Certificates, if the Certificates of such Series are issuable in either form (Section 5.03). See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual Bearer Certificates in exchange for beneficial interests in a Global Security.

  The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.

                        DESCRIPTION OF DEPOSITED ASSETS

GENERAL

  Each Certificate of each Series will represent an ownership interest specified for such Series of Certificates in a designated, publicly issued, fixed income debt security or a pool of such debt securities (the "Underlying Securities"), purchased by the Depositor (or an affiliate thereof) in the secondary market and assigned and delivered to a Trust as described in the applicable Prospectus Supplement. The Underlying Securities will represent direct obligations of one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any state, which are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the Commission (with respect to each Underlying Security, an "Underlying Securities Issuer").

  This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities that the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any Underlying Security Prospectus and Underlying Security Indenture (as defined below).

UNDERLYING SECURITIES INDENTURE

  General. Unless otherwise specified in the related Prospectus Supplement, each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the Underlying Securities Issuer and a trustee (the "Underlying Securities Trustee"). Unless otherwise specified in the related Prospectus Supplement, the Underlying Securities Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

  Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases one or more of the issuer's subsidiaries', ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves or permit certain actions to be taken only if compliance with such covenants can be demonstrated at the time the actions are to be taken. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities or both.

  The Underlying Securities Indenture related to one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof, together with additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt, they are unlikely to contain significant restrictive covenants, although certain non-investment grade debt may not be subject to significant restrictive covenants. There can be no assurance that any such provision will protect the Trust as a holder of the Underlying Securities against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants in relation to any Concentrated Underlying Security (as defined below) and, as applicable, will describe material covenants which are common to any pool of Underlying Securities.

  Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer and/or one or more of its subsidiaries to make any required payment of principal (and premium, if any) or interest with respect to other materials outstanding debt obligations or the acceleration by or on behalf of the holders thereof of such securities; and (iv) certain events of bankruptcy or insolvency with respect to the issuer and/or one or more of its subsidiaries.

  Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including obtaining the consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security and/or that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

  Each Underlying Securities Indenture may include some, all or none of the foregoing provisions or variations thereof, together with additional events of default and/or remedies not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities Indenture with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any Trust comprising a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. If a Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of a Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security (all such securities of the same series and class, herein "Outstanding Debt Securities") in determining whether to require the acceleration of the Underlying Securities.

  Subordination. As set forth in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar insolvency proceeding the Trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

  Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

  The Underlying Securities Indenture with respect to Secured Underlying Securities may include, some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates that includes Concentrated Underlying Securities which are Secured Underlying Securities will describe the security provisions of such Underlying Securities and the related collateral. With respect to any Trust composed of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

  Reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the Underlying Securities Issuer;
(iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual

Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the Underlying Securities Issuer to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any, and (xiii) any other terms of such Underlying Securities deemed by the Offering Agent to be material to an investment in the Certificates.

  With respect to a Trust comprised of a pool of Underlying Securities, the related Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

  In addition to the foregoing, with respect to each Concentrated Underlying Security the applicable Prospectus Supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such obligor. Such publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act with, and which are available from, the Commission.

  If an obligor on Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor will continue to be subject to the reporting requirements of the Exchange Act but certain information with respect to such obligor may be unavailable.

OTHER DEPOSITED ASSETS

  In addition to the Underlying Securities, the Depositor may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto) and direct obligations of the United States (all such assets for any given Series, together with the related Underlying Securities, the "Deposited Assets"). The applicable Prospectus Supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

  Unless otherwise specified in the related Prospectus Supplement, the Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust, and the Certificates of a given Series will possess an equal and ratable undivided ownership interest in such Deposited Assets.

COLLECTIONS

  The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated trust account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate Account"). An Administrative Agent, if any is appointed pursuant to the applicable Prospectus Statement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and to the payment of amounts then due and owing on the Certificates of such Series, all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets for a particular Series of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates.

                      DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

  The following summary of certain provisions of the Trust Agreement and the Certificates does not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

ASSIGNMENT OF DEPOSITED ASSETS

  At the time of issuance of any Series of Certificates, the Depositor will cause the Underlying Securities to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned and delivered to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for certain assets to be deposited in the Trust (Section 2.05). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain summary identifying information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security represents 10% or more of the total Underlying Securities with respect to any Series of Certificates (a "Concentrated Underlying Security"), such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information with respect thereto.

  In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders (Sections 2.01 and 2.02).

  With respect to certain types of Deposited Assets specified in the applicable Prospectus Supplement if and to the extent provided therein, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Administrative Agent, if any, and the Depositor, and the Administrative Agent, if any, and the Depositor shall immediately notify the relevant person who sold the applicable Deposited Asset to the Depositor (a "Deposited Asset Provider"). If and to the extent specified in the applicable Prospectus Supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of such notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of such notice, to repurchase the related Deposited Asset from the Trustee at the Purchase Price (as defined below) or provide a substitute for such Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the Administrative Agent, if any, or otherwise the Trustee is obligated to use its best efforts to enforce such obligation, neither such Administrative Agent nor the Depositor will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, or failure to provide, a constituent document (Section 2.03).

  Each of the Depositor and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Depositor or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects (Sections 2.04 and 2.05).

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

  General. With respect to any Series of Certificates the Trustee or such other person specified in the Prospectus Supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

  Sub-Administration. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties that it deems qualified to perform such obligations (each, a "Sub-Administrative Agent"), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined below).

  The agreement between any Administrative Agent or Trustee and a Sub-Administrative Agent (a "Sub-Administration Agreement") will be consistent with the terms of the Trust Agreement, and any such delegation to the Sub-Administrator will not be permitted if it would result in a withdrawal or downgrading of the rating of the relevant Series of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

  The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses".

  The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

  Realization upon Defaulted Deposited Assets. Unless otherwise provided in the applicable Prospectus Supplement, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon any defaulted Deposited Asset (Section 3.12), provided that, except as otherwise expressly provided in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference (Section 3.12). Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, may be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT OF EXPENSES

  The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof (which may include the Offering Agent or any of its affiliates). If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. The applicable Prospectus Supplement will specify the allocation of any partial recovery of amounts owing in respect of a Deposited Asset between the Retained Interest (if any) and the Certificateholders.

  The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

  If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any the Administrative Agent or Sub-Administrative Agent, (a) the Trustee will pay from its compensation certain expenses incurred in connection with its ordinary administration of the Deposited Assets and the related Trust, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders and payment of any other expenses described in the related Prospectus Supplement and (b) the Trustee will pay certain expenses of the Depositor (Section 3.14). To the extent such compensation and expenses payable to the Trustee and the Depositor fall short of the expected amount thereof, if any, specified in the applicable Prospectus Supplement, the holder of a Retained Interest specified in the applicable Prospectus Supplement may be entitled to receipt of the amount of such shortfall.

CERTAIN MATTERS REGARDING THE ADMINISTRATIVE AGENT AND THE DEPOSITOR

  If Administrative Agent is to be appointed with respect to each Series of Certificates under the Trust Agreement, it will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Depositor, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Depositor, their affiliates or the Deposited Asset Provider.

  The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series (Section 6.04).

  The Trust Agreement will further provide that neither such an Administrative Agent nor the Depositor nor any director, officer, employee or agent or the Administrative Agent or the Depositor will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided that none of the Administrative Agent, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that, unless otherwise provided in the applicable Series supplement thereto, such an Administrative Agent, the Depositor and any director, officer, employee or agent of the Administrative Agent or the Depositor will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder (Section 6.03). The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

  Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series (Section 6.02).

ADMINISTRATIVE AGENT TERMINATION EVENTS; RIGHTS UPON ADMINISTRATIVE AGENT TERMINATION EVENT

  Unless otherwise provided in the related Prospectus Supplement, "Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined below); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for 30 days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations (Section 7.01). Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related Series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a given Series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each such matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance) of Certificates of such Series applicable to such matter, all as specified in the applicable Prospectus Supplement and the related Series supplement to the Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the related Prospectus Supplement (Article I).

  Unless otherwise specified in the applicable Prospectus Supplement, so long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Depositor or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, the Trustee will, terminate all rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act, it may or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series (Sections 7.01 and 7.02).

  No Certificateholder will have the right under the Trust Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of breach and unless the holders of Certificates evidencing not less than the "Required Percentage--Remedies" of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 15 days has neglected or refused to institute any such proceeding (Section 10.03). The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 8.02).

MODIFICATION AND WAIVER

  Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each Series of Trust Certificates may be amended by the Depositor and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (iv) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (v) to comply with any requirements imposed by the Code (as defined below). Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage--Amendment" of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided that in the event such modification or amendment would materially adversely affect the rating of any Series by each Rating Agency, the "Required Percentage--Amendment" specified in the related Series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series.

  Except as otherwise set forth in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

  Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the "Required Percentage--Waiver" of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby (Section 7.04).

REPORTS TO CERTIFICATEHOLDERS; NOTICES

  Reports to Certificateholders. Unless otherwise provided in the applicable Prospectus Supplement, with each distribution to Certificateholders of a given Series, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

    (i) the amount of such distribution allocable to principal of or interest or premium, if any, on the Certificates of such Series; and the amount of aggregate unpaid interest as of such Distribution Date;

    (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

    (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable
  Certificateholders to prepare their tax returns;

    (iv) the aggregate stated principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date; and

    (v) the aggregate Certificate Principal Balance at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance due to the allocation of any Realized Losses or otherwise.

  In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.02).

  Notices. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate Register. Any notice required to be given to a holder of a Bearer Certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Certificate.

EVIDENCE AS TO COMPLIANCE

  Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report (Section 3.16).

  The Trust Agreement will also provide for delivery to the Depositor, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates (Section 3.15).

  Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

REPLACEMENT CERTIFICATES

  Unless otherwise provided in the applicable Prospectus Supplement, if a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Certificates) or at the principal London office of the applicable Trustee (in the case of Bearer Certificates), or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued (Section 5.05).

TERMINATION

  The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination (Section 9.01).

  Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series specified in the related Prospectus Supplement (Section 9.01).

DUTIES OF THE TRUSTEE

  The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent (Section 8.03). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given Series, the Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement (Section 8.01).

THE TRUSTEE

  The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have normal banking relationships with, the Depositor, any Administrative Agent and their respective affiliates.

                LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

  In compliance with United States Federal income tax laws and regulations, including without limitation the Internal Revenue Code (the "Code"), the Depositor and any underwriter, agent or dealer participating in the offering of any Bearer Certificate will agree that, in connection with the original issuance of such Bearer Certificate and during the period ending 40 days after the issue of such Bearer Certificate, they will not offer, sell or deliver such Bearer Certificate, directly or indirectly, to a U.S. Person or to any person within the United States; except to the extent permitted under U.S. Treasury regulations.

  Bearer Certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code". The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Certificates.

  As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

  Pending the availability of a definitive Global Security or individual Bearer Certificates, as the case may be, Certificates that are issuable as Bearer Certificates may initially be represented by a single temporary Global

Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, societe anonyme ("CEDEL") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Certificates and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Certificates, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership". A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Certificate will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                                CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. Rates of exchange between the U.S. dollar and certain currencies have in recent years been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

  Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and the ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable Prospectus Supplement.

  PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

  Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

  Except as set forth below or unless otherwise provided in the applicable Prospectus Supplement, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Trustee's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

  If a distribution in respect of a Certificate is required to be made in ECUs and ECUs are no longer used in the European Monetary System, then all distributions in respect of such Certificate shall be made in U.S. dollars until ECUs are again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents, as of such second Business Day preceding the distribution, of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

  If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

  All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

FOREIGN CURRENCY JUDGMENTS

  Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                             PLAN OF DISTRIBUTION

  Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates to be offered thereby.

  If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Citicorp Securities, Inc. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

  If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

  Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

  Only Certificates rated in one of the investment grade rating categories by a Rating Agency will be offered hereby.

  Affiliates of the Underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the Underwriters so acting will be named, and its affiliation with the Underwriters described, in the related Prospectus Supplement. Also, affiliates of the Underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates. A Prospectus Supplement will be prepared with respect to the Certificates for use by such affiliates in connection with offers and sales related to market-making transactions in the Certificates.

                                LEGAL OPINIONS

  Certain legal matters with respect to the Certificates will be passed upon for the Depositor and the underwriters by Milbank, Tweed, Hadley & McCloy New York, New York or other counsel identified in the applicable Prospectus Supplement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

     SEC Registration Fee............................................. $344.83*
     Legal Fees and Expenses.......................................... $  **
     Accounting Fees and Expenses..................................... $  **
     Trustee's Fees and Expenses (including counsel Fees)............. $  **
     Blue Sky Qualification Fees and expenses......................... $  **
     Printing and Engraving Fees...................................... $  **
     Rating Agency Fees............................................... $  **
     Miscellaneous.................................................... $  **
                                                                       --------
         Total........................................................ $  **
                                                                       ========

--------
 * Previously paid.
** To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 123 of the Articles of Association of the Registrant provides that the directors and officers of the Registrant and any trustee acting in relation to any of the affairs of the Registrant and the heirs, executors, administrators and personal representatives of any of the foregoing shall be indemnified out of the assets of the Registrant from and against all actions, proceedings, costs, charges, losses, damages and expenses incurred or sustained by any of them by reason of any act done or omitted in connection with their executing their duties in their respective offices or trusts, except where such actions, proceedings, costs, charges, losses, damages or expenses were incurred or sustained through the wilful neglect or default of such director, officer or trustee. Section 123 further provides that no such director, officer or trustee shall be answerable for (a) the act, receipt, neglect or default of any other director, officer or trustee, (b) joining in any receipt for the sake of conformity, (c) the solvency or honesty of any banker or other person with whom any monies or effects belonging to the Registrant may be lodged or deposited for safe custody, (d) any insufficiency of any security upon which any monies of the Registrant may be invested or (e) any other loss or damage resulting from any of the foregoing or incurred or sustained in connection with the execution of his or her office or trust unless the same shall result from the wilful neglect or default of such director, officer or trustee.

  Reference is made to Section 7 of the form of Underwriting Agreement filed as Exhibit 1.1 hereto for provisions relating to the indemnification of directors, officers and controlling persons against certain liabilities including liabilities under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS.

  *1.1    Form of Underwriting Agreement
   3.1    Certificate of Incorporation of Elmwood Funding Limited as currently in effect
   3.2    Memorandum and Articles of Association of Elmwood Funding Limited as
           currently in effect
  *4.1    Form of Trust Agreement
  *4.2    Form of Underlying Securities Indenture
  *5.1    Opinion of Milbank, Tweed, Hadley & McCloy as to legality (including consent of such firm)
  *8.1    Opinion of Milbank, Tweed, Hadley & McCloy as to certain tax matters
           (including consent of such firm)
 *23.1    Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibits 5.1 and 8.1)

 *23.2    Consent of auditors of Elmwood Funding Limited
  24.1    Power of Attorney (included at page 46)
 *25.1(a) Statement of eligibility of Trustee

--------
* To be filed by amendment.

ITEM 17. UNDERTAKINGS.

  A. UNDERTAKING PURSUANT TO RULE 415.

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X throughout the continuous offering.

  B. FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  C. UNDERTAKING IN RESPECT OF INDEMNIFICATION.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED HEREBY CERTIFIES ON BEHALF OF ELMWOOD FUNDING LIMITED (THE "COMPANY") THAT HE HAS REASONABLE GROUNDS TO BELIEVE THAT THE COMPANY MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN GEORGE TOWN, GRAND CAYMAN, BRITISH WEST INDIES, ON THE 27TH DAY OF SEPTEMBER, 1996.

                                          Elmwood Funding Limited

                                                   /s/ Derrie Boggess
                                          By: _________________________________
                                                        Director

  Each person whose signature appears below hereby constitutes and appoints Darren Riley and Derrie Boggess, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and other documents in connection with the same, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite, necessary or proper to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE PERSONS LISTED BELOW IN THE CAPACITIES AND ON THE DATES INDICATED BELOW:

              SIGNATURE                    POSITION             DATE

        /s/ Elizabeth Kearns               Director      September 27, 1996
_____________________________________
          ELIZABETH KEARNS

         /s/ David Egglishaw               Director      September 27, 1996
_____________________________________
           DAVID EGGLISHAW

         /s/ Derrie Boggess                Director      September 27, 1996
_____________________________________
           DERRIE BOGGESS

  Elmwood Funding Limited has no executive officers; therefore, Derrie Boggess has been temporarily designated as Chief Executive Officer and Elizabeth Kearns has been temporarily designated as Chief Financial Officer and Chief Accounting Officer, in each case solely for the purpose of complying with the instructions for the filing of a Registration Statement on Form S-3.

AUTHORIZED REPRESENTATIVE

          /s/ Philip Nisbet
_____________________________________
Philip Nisbet, as the duly
authorized representative of Elmwood
Funding Limited in the United States

Date: September 27, 1996

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    EXHIBITS

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                               ----------------

                            ELMWOOD FUNDING LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXHIBIT INDEX

 EXHIBIT NO.                         DESCRIPTION                          PAGE
 -----------                         -----------                          ----
   *1.1      Form of Underwriting Agreement
    3.1      Certificate of Incorporation of Elmwood Funding Limited as
              currently in effect
    3.2      Memorandum and Articles of Association of Elmwood Funding
              Limited as currently in effect
   *4.1      Form of Trust Agreement
   *4.2      Form of Underlying Securities Indenture
   *5.1      Opinion of Milbank, Tweed, Hadley & McCloy as to legality
              (including consent of such firm)
   *8.1      Opinion of Milbank, Tweed, Hadley & McCloy as to certain
              tax matters (including consent of such firm)
  *23.1      Consent of Milbank, Tweed, Hadley & McCloy (included in
              Exhibits 5.1 and 8.1)
  *23.2      Consent of auditors of Elmwood Funding Limited
   24.1      Power of Attorney (included at page 46)
  *25.1(a)   Statement of eligibility of Trustee

--------
* To be filed by amendment